                                                                       EXHIBIT 5


                            Troutman Sanders Opinion

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                                NATIONSBANK PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900


                                  May 13, 1999


CompuCredit Corporation
Two Ravinia Drive
Suite 1750
Atlanta, Georgia 30346

         Re:   Registration Statement on Form S-8

Gentlemen:

         We have served as counsel to CompuCredit Corporation, a Georgia corporation (the "Company") in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of 1,200,000 shares of the Company's Common Stock, no par value (the "Shares"), reserved for issuance in connection with the Amended and Restated 1998 Stock Option Plan (the "Plan").

         As counsel for the Company, we have examined certain books and records of the Company and have made such other investigations as we have deemed necessary, and we are generally familiar with the affairs of the Company. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies, and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

         As to questions of fact material to this opinion, we have relied solely upon certificates and statements of officers of the Company and certain public officials. We have assumed and relied upon the accuracy and completeness of such representations and warranties, certificates, and statements, the factual matters set forth therein, and the genuineness of all signatures thereon, and nothing has come to our attention leading us to question the accuracy of the matters set forth therein. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

         Based upon and subject to the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plan have been duly authorized and will, when and to the extent issued on or after the date hereof in connection with the exercise of options granted in accordance with the Plan, be validly issued, fully paid and non-assessable.

         We are admitted to practice law in the State of Georgia only and do not hold ourselves out as being experts on the law of any other jurisdiction. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia.

         This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Troutman Sanders LLP